Media Contact: Jodi Guilbault MIPS Technologies, Inc. +1 650 567-5035 jodi@mips.com	Investor Contact: Mark Tyndall MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

 MIPS Technologies Announces Preliminary Second Quarter Revenue Results and Q2 Fiscal 2008 Conference Call Date

MOUNTAIN VIEW, Calif. – January 7, 2008– MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard architectures, processor cores and analog IP for digital consumer, networking, personal entertainment, communications and business applications, today announced the company will report consolidated financial results on January 30, 2008 for the quarter ending December 31, 2007.  The company expects to report consolidated revenues for the December quarter within a few percent of $26 million. Although MIPS Technologies’ Analog Business Group recorded the best revenue and bookings quarter in its history (including the predecessor Chipidea business), the Processor Business Group revenue fell approximately 17 percent below the previous quarter processor revenue to around $16.5 million.  Continuing revenue deferrals associated with the IFRS to GAAP adjustments, coupled with the processor revenue miss and expenses associated with the Chipidea acquisition, are expected to generate a net loss (GAAP and non-GAAP) for the quarter.

“The shortfall in processor revenue resulted from a softer than expected licensing market,” said John Bourgoin, president and CEO of MIPS Technologies.   “Accordingly, we are taking actions to reduce expenses to enhance profitability during what we expect will be a continuation of a soft processor license market during the coming quarters.  Even with the relatively soft license market, we expect processor revenues this quarter will be generally in line with those seen during the past year.”

“On a more positive note, processor royalties were up 14 percent quarter over quarter, based on record shipments of more than 100 million units,” added Bourgoin.  “The Analog Business Group surpassed our expectations with another record bookings quarter of more than $13 million.  We expect that recognized revenue from the Analog Business Group will exceed $9.5 million including the effects of a significant deferral associated with the transition from IFRS to U.S. GAAP accounting standards.  As the net deferral will shrink during the coming quarters, we expect that will add to the recognized revenue growth from this group, and we remain on track for the acquisition to be accretive by the June quarter,” concluded Bourgoin.

All statements relating to the company’s second quarter financial performance contained in this release are preliminary and may change based on the company’s management and independent auditors completion of customary quarterly closing and review procedures.

MIPS Technologies will report financial results for the second quarter of fiscal 2008 on January 30, 2008 in a conference call after the close of the market.  The company invites you to listen to management’s discussion of Q2 results and Q3 guidance in a live conference call on January 30, 2008 beginning at 1:45 p.m. Pacific time.  The conference call number is 1-210-839-8502 and the replay number is 1-203-369-3287, which will be available for seven days following the conference call.  The access code for both numbers is MIPS.  An audio replay of the conference will be posted on the company’s website (www.mips.com) soon thereafter.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is the world’s second largest semiconductor design IP company and the number one analog IP company worldwide.  With more than 250 customers around the globe, MIPS Technologies powers some of the world’s most popular products for the digital consumer, broadband, wireless, networking and portable media markets—including broadband devices from Linksys, DTVs and entertainment systems from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett- Packard. Today, the company owns more than 400 patent properties (patents and applications) worldwide. Founded in 1998, MIPS Technologies is headquartered in Mountain View, California, with offices worldwide. For more information, contact (650) 567-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products.  These forward looking statements include MIPS’ expectation regarding revenue growth in the next few quarters, and that the Chipidea acquisition will be accretive by the June 2008 quarter. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in the integration of the Chipidea business, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, timing and magnitude of spending cuts, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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